Exhibit 10.7

This Debenture is issued as a replacement to Promissory Note NO PN080698/01, the Promissory Note having been returned to the Company and cancelled on 29 December 2000

                             DEBENTURE No D291200/01
                                 (FIXED CHARGE)

DATE                          29 December 2000
PARTIES
(1)      "the Lender"         The Bearer of this Debenture
(2)      "the Company"        OAKLAND FINANCE LIMITED (registered number
                              3580153) whose registered office is at Brooks,
                              Valiant House, 4-10 Heneage Lane, London EC3A 5DQ
(3)      "the Owner"          SOCIETE ANONYME DE LA VILLA GAL (RDC Nice B 970
                              801 700), Avenue Louis Bordes, Villefranche-sur-
                              Mer 06230, France

OPERATIVE PROVISONS

1 Interpretation

         1.1 In this Debenture -

         "Acts" mean the law of Property Act 1925 and the Insolvency Act 1986 "Asset" means the mortgage (Mortgage Registration Depot No 2000006492, Inscrit Le 08/09/2000, a la Conservation des Hypotheques de Nice, 4 Eme Bureau Volume 2000 v No 1506 by the Order to the Company of a property known as Villa Cansoun de la Mar, Avenue Louise Bordes, Villefranche-sur-Mer 06230, Nice, France "Due Date" means 8th January 2009 "indebtedness" mean the sum of FF7,040,440.96 (Seven million and forty thousand, four hundred and forty French Francs and ninety six cents) "Property" means the property which is subject to the mortgage referred to as the Asset above "Receiver" has the meaning given to it in clause 4

         1.2      Clause headings are for ease of reference only

2 CHARGE

         2.1 The Company covenants to pay or discharge the Indebtedness to the Lender on the Due Date (or earlier at the Company's option pursuant to clause 5)

         2.2 As security for the payment and discharge of the indebtedness, the company (as beneficial owner) hereby charges the Asset to the Lender by way of a fixed charge

3 COVENANTS

         3.1      The Company must not -

                  3.1.1 create or permit to exist any mortgage, charge or lien over the Asset (except for charges in favour of the Lender)

                  3.1.2    sell, transfer or otherwise dispose of the Asset

         3.2 The Company must promptly deposit with the Lender all deeds and documents of title and all insurance policies relating to the Asset and the Property and promptly notify the Lender of any dealings with or communication relating to the Asset or the Property.

         3.3 Until the Indebtedness is discharged, the Company must pay to the Lender (or hold in an escrow account for the Lender's benefit) all money received by the Company pursuant to the Asset

         3.4 If the owner of the Property fails to perform any of its obligations relating to insurance or repair, or if the Company fails to so enforce those obligations, the Lender may take out or renew any insurance to effect such repairs and take any other action as it may deem appropriate to remedy such failure and recover the premiums and other expenses so incurred from the Company on demand

4 RECEIVER

         4.1 At any time after the Indebtedness has become repayable (or even if the Indebtedness has not become repayable, if the Company is in breach of any of its obligations under this debenture, or if the Lender reasonably considers the security created by this debenture to be in jeopardy), the Lender may in writing appoint any person or persons to be an administrative receiver or receiver and manager or receivers and manager ("the Receiver", which expression includes any substituted receiver(s) and manager(s) of the Asset

         4.2 The lender may from time to time decide the Receivers remuneration and may remove the receiver and appoint another in his place

         4.3 The Receiver will be the Company's agent and will have all power conferred by the Acts. The Company alone will be responsible for the Receivers acts and omissions and for his remuneration. In particular (but without limiting any general powers or the Lenders power of sale), the Receiver will have power -

                  4.3.1 to take possession of the Asset and exercise the Company's rights and powers under the Asset, and for that purpose to take any proceedings in the Company's name or otherwise as he thinks fit

                  4.3.2 to sell or enforce the Asset in such manner and on such terms as he thinks fit

                  4.3.3 to take, continue or defend any proceeding and make any arrangement or compromise which the Lender or he thinks fit

                  4.3.4 to appoint managers, officers and agents for any of the above purposes, and such salaries as the receiver decides

                  4.3.5 to do all other acts and things which he may consider to be incidental or conducive to any of the above powers

         4.4      Any money received under this debenture must be applied -

                  4.4.1 first, in satisfaction of all costs charged and expenses properly incurred and payments properly made by the Lender or the Receiver and of the remuneration of the Receiver

                  4.4.2 secondly, in or towards satisfaction of the Indebtedness

                  4.4.3 thirdly, the surplus (of any) must be paid to the person or persons entitled to it

5 EARLY REPAYMENT

         The Company may, by written notice to the Lender, repay the indebtedness before the Due Date, in which case the amount repayable shall be as follows -

     ---------------------------- ------------------------------- -------------------------------- ----------------------------
          Repayment made on              Amount repayable                Repayment made on              Amount repayable
     ---------------------------- ------------------------------- -------------------------------- ----------------------------
            8th June 2001                FF4,862,025.00                    8th June 2006                 FF6,205,312.88
            8th June 2002                FF5,105,126.25                    8th June 2007                 FF6,515,578.53
            8th June 2003                FF5,360,382.57                    8th June 2008                 FF6,841,357.46
            8th June 2004                FF5,628,401.70                  8th January 2009                FF7,040,440.96
            8th June 2005                FF5,909,821.79
     ---------------------------- ------------------------------- -------------------------------- ----------------------------

6 MISCELLANEOUS

         6.1 The Company must at its own expense at any time on request from the Lender promptly execute and deliver to the Lender any other or further mortgage charge or other instrument conferring a fixed charge on the Asset or other such charge that the Lender may in its discretion think fit for securing the Indebtedness.

         6.2      This debenture will be -

                  6.2.1 without prejudice and in addition to any other security Indebtedness (whether by way of mortgage equitable charge or otherwise) which the Lender may hold now or in the future on all or any part of the assets and

                  6.2.2    in addition to any rights powers and remedies at law

         6.3 No failure or delay on the Lender's part on the exercise of any of its rights powers and remedies (in this clause, called "rights") under this debenture or at law will operate or be constructed as a waiver. No waiver of any of the Lenders rights will preclude any further or other exercise of that right or of any other right.

         6.4 The lender may give time or other indulgence or make any other arrangement variation or release in respect of the indebtedness or any other security or guarantee for the indebtedness without derogating from the Company's liabilities or the Lenders rights under the debenture.

         6.5 The Company certifies that the charge created by this debenture does not contravene any provision of its Memorandum and Articles of Association or any agreement binding on it or the Assets.

         6.6 The Company must, on demand by the Lender, execute and deliver all transfers mandates assignments deeds or other documents that the Lender may require to perfect its rights under the debenture and give effect to any sale or disposal of the Asset and otherwise give effect to the intent of this debenture.

7 POWER OF ATTORNEY

         By way of security, the Company hereby irrevocably appoints the Lender and any Receiver jointly and separately as its attorney with full power of delegation for it and in its name and on its behalf and as its act and deed or otherwise to seal deliver and otherwise perfect any deed assurance agreement instrument or act which may be required or may be deemed proper for any of the above purposes.

8 COSTS

         All costs charges and expenses incurred by the Lender and all other money paid by the Lender or Receiver in perfecting or otherwise in connection with this debenture and all costs of the Lender or the Receiver of all proceedings for enforcement of this debenture will be recoverable from the Company as a debt, may be debited to any account of the Company, shall bear interest at 4% over Barclays Bank's base rate from time to time (after as well as before judgement), and will be charged on the Asset.

9 SEVERANCE

         If at any time any provision in this debenture is or becomes invalid illegal or unforceable the validity legality and enforceability of the remaining provisions of this debenture will not be impaired.

10 OWNER'S ACKNOWLEDGEMENT

         The Owner has executed this debenture to acknowledge that it is aware of its existence and terms and to undertake to do nothing that might prejudice the Lender's security under it.

11 REPLACEMENT OF DEBENTURE

         If a Debenture is mutilated, defaced, destroyed, stolen or lost it may be replaced by application to the specified office of the Company. Replacements will be issued by the Company and delivered in accordance with the instructions of the holder. This replacement will be issued only on payment of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnify as the Company may require. A mutilated or defaced Debenture must be surrendered before a new one will be issued.

12 TITLE

         Title to the Debenture will pass by delivery and the Company may treat the holder of any Bearer Debenture as the absolute owner thereof (whether or not the Bearer Debenture shall be overdue and notwithstanding any notice of ownership or writing thereon) for the purpose of making payments and for all other purposes.

13 NOTICES

         13.1 Any demand notice or other communication by the Lender may be delivered personally to the Company or sent to the Company by post or facsimile at its address set out above of such other address notified in writing to the lender. Any such notice demand or other communication shall be deemed to have been received by the Company -

                  13.1.1 twenty-four hours after posting, where sent by first class pre-paid post 1

                  3.1.2 immediately upon delivery, where delivered personally and

                  13.1.3   immediately on sending, where sent by facsimile

         13.2 Any notice from the Company regarding the Debenture will be published in one leading daily newspaper in London (which is expected to be the Financial Times) or, if this is not possible, a leading English language daily newspaper with circulation in Europe. Notice shall be deemed to have been given on the date of publication as aforesaid or, if published more than once, on the date of the first such publication.

         13.3 Any notice from the Company to the Lender must be served by first class pre-paid recorded delivery post or personally or be facsimile at the current address notified to the Company from time to time by the Lender.

14 LAW

         This debenture is to be governed by and construed in accordance with English Law.

         Executed and unconditionally delivered as a deed by the Company



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Director


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Director/Secretary